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                                                                   EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement"), dated as of February 17, 1998, by and among AMERICA WEST HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), AMERICA WEST AIRLINES, INC., a Delaware corporation and a wholly-owned subsidiary of Holdings ("AWA"), THE LEISURE COMPANY, a Delaware corporation and a wholly-owned subsidiary of Holdings ("Leisure", and, together with AWA and Holdings, "Employers" and individually, an "Employer"), and WILLIAM A. FRANKE ("Franke").

     WHEREAS, Employers desire to employ Franke in an executive capacity and Franke desires to serve in such capacity, all on the terms and conditions, and for the consideration, set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                        Definitions and Interpretations


1.1  Definitions

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

          "AmWest Registration Agreement" shall have the meaning specified in
     Section 6.1.

          "Base Salary" shall have the meaning specified in Section 3.1(a).

          "Board" shall mean the Board of Directors of Holdings.

          "CEO" shall mean, when used with reference to any Constituent Company, the chief executive officer of such Constituent Company.

          "Chairman" shall mean, when used with reference to any Constituent Company, the Chairman of the Board of such Constituent Company.
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"Change in Control" shall occur if, after the date hereof:

    (i) the individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Holdings' stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

    (ii) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Employers, acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25% of the combined voting power of the then outstanding voting securities of Holdings or AWA entitled to vote generally in the election of directors ("Voting Power"); or

    (iii) any shares of Class B Common Stock or other voting securities of Holdings shall be purchased pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Employers); or

    (iv) an Employer's stockholders shall approve a merger or consolidation involving the Employer other than (A) a merger or consolidation in which the voting securities of the Employer outstanding immediately prior thereto will become (by operation of law), or are to be converted into, voting securities of the surviving corporation or its parent corporation immediately after such merger or consolidation that are owned by the same person or entity or persons or entities as immediately prior thereto and possess at least 75% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, (B) a merger or consolidation effected to implement a recapitalization of the Employer (or similar transaction) in which no person (excluding the Employers) acquires more than 25% of the Voting Power or (C) a merger or consolidation in which the Employer is the surviving corporation and such transaction was determined not to be a Change in Control, which transaction and determination was approved by a majority of the Board in actions taken prior to, and with respect to, such transaction; or

    (v) Holdings' stockholders shall approve a merger, consolidation, reorganization, disposition of assets, liquidation or other transaction (or series of related transactions) in which Holdings will not survive as a publicly-owned corporation.

"Code" shall mean the Internal Revenue Code of 1986, as in effect from time to time.

"Confidential Information" shall have the meaning specified in Section 5.1(a).

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     "Constituent Companies" shall mean, collectively, Holdings, AWA, Leisure and all other direct or indirect subsidiaries of Holdings.

     "Disability" shall mean a physical or mental condition of Franke that, in the good faith judgment of not less than a majority of the entire membership of the Board, based upon certification by a licensed physician reasonably acceptable to Franke and the Board, (i) prevents Franke from being able to perform the services required under this Agreement, (ii) has continued for a period of at lease six months during any period of twelve consecutive months and (iii) is expected to continue.

     "Dispute" shall have the meaning specified in Article VII.

     "Employment Period" shall mean that the period commencing on the date hereof and ending on the Expiration Date; provided, however, that if either Holdings or Franke gives a Notice of Termination pursuant to Section 4.1 or 4.2, then the Employment Period shall not extend beyond the relevant Termination Date.

     "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

     "Expiration Date" shall mean December 31, 2000; provided, however, commencing on January 1, 2000 and on each January 1 thereafter, the Expiration Date shall automatically be extended one additional year unless, not later than the September 30 prior to such January 1, either party shall give written notice to the other party that the Expiration Date shall cease to be so extended.

     "Good Reason" shall mean any of the following actions or failures to act, but in each case only if it occurs during the Employment Period and then only if it is not consented to by Franke:

          (1) a material alteration by an Employer in the nature or status of Franke's applicable positions, functions, duties or responsibilities described in Section 2.2, including any change which would (i) alter Franke's reporting responsibilities described in Section 2.2 or (ii) cause Franke's positions with the Employers to become of less dignity or importance than the applicable positions described in paragraphs (a), (b), and (c) of Section 2.2; provided, however, that each such alteration shall cease to be a Good Reason on the date which is 90 days after the occurrence of such alteration unless, prior to such date, Franke gives a Notice of Termination pursuant to Section 4.1 on account of such alteration;

          (2) the failure of an Employer to perform any of its obligations under this Agreement in any regard, but only if such failure shall continue unremedied for more than 15 days after written notice thereof is given by Franke to Holdings;

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          (3) the relocation of the principal executive offices of an Employer outside the greater Phoenix, Arizona metropolitan area or an Employer's requiring Franke to be based other than at such principal executive offices; provided, however, that such relocation shall cease to be a Good Reason on the date which is 90 days after the occurrence of such relocation unless, prior to such date, Franke gives a Notice of Termination pursuant to Section 4.1 on account of such relocation;

          (4) the failure of an Employer to elect or re-elect, or to appoint or re-appoint, Franke to the applicable offices described in paragraphs (a),
     (b), and (c) of Section 2.2;

          (5) any purported termination by an Employer of Franke's employment not in accordance with the provisions of this Agreement;

          (6) the failure of an Employer to obtain any assumption agreement required by Section 9.5(a);

          (7) the failure of Franke to be elected or appointed, or to be re-elected or re-appointed, as a director of an Employer as contemplated by Section 2.2(g); or

          (8) the failure of Franke to be granted the 1999 Stock Option as contemplated by Section 3.4.

     "Holders" shall have the meaning specified in Section 6.1.

     "Incentive Plan" shall mean the America West 1994 Incentive Equity Plan, as amended from time to time, or any successor plan.

     "Market Value per Share" means, at any date, the closing price per Share on that date (or, if there are no sales on that date, the last preceding date on which there was sale) in the principal market in which the Shares are traded.

     "Misconduct" shall mean one or more of the following:

          (i) the willful and continued failure by Franke to perform his duties described in Section 2.2 (other than any such failure resulting from Franke's incapacity due to physical or mental illness) after written notice of such failure has been given to Franke by Holdings and Franke has had a reasonable period after receipt of such notice to correct such failure;

          (ii) the willful commission by Franke of acts that are both dishonest and demonstrably injurious to any Constituent Company (monetarily or otherwise) in any material respect, provided that no act taken by Franke shall be deemed to constitute Misconduct if such act was taken by Franke in good faith and in the reasonable belief


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     that such act was in the best interests of the Constituent Companies or in furtherance of Franke's duties and responsibilities described in
     Section 2.2;

          (iii) the conviction of Franke for a felony offense involving moral turpitude; or

          (iv) a material breach by Franke of any of the covenants set forth in this Agreement (other than Section 2.2), but only if such breach shall continue unremedied for more than 15 days after written notice thereof is given to Franke by Holdings.

     "Notice of Termination" shall mean a notice purporting to terminate Franke's employment in accordance with Section 4.1 or 4.2, which notice shall set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis for such termination.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

     "Piggyback Registration Notice" shall have the meaning specified in
Section 6.2(a).

     "Pledge Agreement" shall have the meaning specified in Section 3.5(i).

     "Promissory Note" shall have the meaning specified in Section 3.5(i).

     "Registrable Securities" shall have the meaning specified in Section 6.1.

     "Restricted Period" shall have the meaning specified in Section 5.2(a).

     "Restricted Shares" shall have the meaning specified in Section 3.5.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Share" shall mean a share of the Class B common stock, $.01 par value, of Holdings.

     "Stock Grant" shall have the meaning specified in Section 3.5.

     "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with Article IV, provided that in no event shall such termination date be less than 30 nor more than 60 days after the date such Notice of Termination is given.

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          "Transfer Restriction" shall have the meaning specified in
     Section 3.5(b).

          "1997 Agreement" shall mean the Employment Agreement between Franke, Holdings, and AWA dated as of February 15, 1997.

          "1996 Stock Option" shall have the meaning specified in Section 3.2.

          "1998 Stock Option" shall have the meaning specified in Section 3.3.

          "1999 Stock Option" shall have the meaning specified in Section 3.4.

1.2.  Interpretations

          (a) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by any party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

          (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          (c) No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.


                                   ARTICLE II

                     Employment; Term; Positions and Duties

2.1. Employment; Term

          Each Employer hereby employs Franke in an executive capacity and Franke hereby accepts employment by each Employer, in each case on the terms and conditions, and for the consideration, set forth in this Agreement. Franke's employment hereunder shall commence on the date hereof and shall terminate on the Expiration Date, unless earlier terminated as provided in Article IV.


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2.2  Positions and Duties

     (a) While employed hereunder, Franke shall serve as a director, Chairman and CEO of Holdings and shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to such positions, including (without limitation) such duties and responsibilities as are set forth with respect to such positions in the certificate of incorporation and bylaws (as from time to time in effect) of Holdings.

     (b) While employed hereunder, Franke shall serve as Chairman of AWA and shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to such position, including (without limitation) such duties and responsibilities as are set forth with respect to such position in the certificate of incorporation and bylaws (as from time to time in effect) of AWA.

     (c) While employed hereunder, Franke shall serve as Chairman of Leisure and shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to such position, including (without limitation) such duties and responsibilities as are set forth with respect to such position in the certificate of incorporation and bylaws (as from time to time in effect) of Leisure.

     (d) Franke shall have such additional duties and responsibilities commensurate with the positions referred to above as from time to time may be reasonably assigned to him by the Board.

     (e) While employed hereunder, Franke shall report directly and exclusively to the Board and shall observe and comply with all lawful policies, directions and instructions of the Board which are consistent with paragraphs (a), (b) and
(c) above.

     (f) During the Employment Period, (i) the President of Holdings, the President and CEO of AWA, and the President and CEO of Leisure shall report directly to Franke, (ii) the chief operating officer, the chief financial officer, the chief legal officer and the chief public affairs officer of Holdings shall, unless otherwise directed by the Board, report directly to Franke, and (iii) the chief financial officer, the chief corporate affairs officer, the chief legal officer and the chief public affairs officer of AWA shall, unless other directed by Franke or the Board, report jointly to Franke and the CEO of AWA.

     (g) Employers agree to use their reasonable best efforts to cause Franke to be elected or appointed, or re-elected or re-appointed, as director of each Employer at all times during the Employment Period.

     (h) While employed hereunder, Franke agrees to devote a reasonable portion (which need not constitute a substantial portion) of his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder as Chairman and CEO of Holdings, as Chairman of AWA and as Chairman of Leisure; provided, however, that Franke may engage in the

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following activities so long as they do not interfere in any material respect with the performance of Franke's duties and responsibilities hereunder: (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions, (iii) manage his personal investments, (iv) serve as a managing partner of Newbridge Latin American Fund and (v) render consultation and financial advisory services to third parties. Employers acknowledge that Franke is the principal owner of Franke & Company, Inc. through which Franke owns and oversees equity interests in several enterprises and provides consultation and financial advisory services to third parties.

2.3  Place of Employment

          Franke's place of employment hereunder shall be at Holdings' principal executive offices in the greater Phoenix, Arizona metropolitan area.

                                  ARTICLE III

                            Compensation and Benefits

3.1  Base Salary

          (a) For services rendered by Franke under this Agreement, Employers shall pay to Franke an annual cash base salary ("Base Salary") in the amount (subject to adjustment as provided in paragraph (b) below) of $200,000 effective from and after the date of execution of this Agreement and for the remainder of his employment hereunder. The Base Salary shall be payable semi-monthly as earned during the Employment Period.

          (b) The Base Salary may be increased by the Board at any time or from time to time as the Board may deem appropriate.

3.2  1996 Stock Option

          Franke has heretofore been granted several options to purchase Shares, the latest being an option to purchase 71,000 Shares for $12 per Share (the "1996 Stock Option"). The following provisions of this Section 3.2 constitute the agreement required with respect to the 1996 Stock Option under Paragraph 4(i) of the Incentive Plan:

          (a) The 1996 Option became exercisable as to 10% of the Shares covered thereby on October 28, 1997, and shall become exercisable as to 30% of the Shares covered thereby on October 28, 1998, and as to 60% of the Shares covered thereby on December 31, 1998, so that the 1996 Stock Option will be exercisable in full on December 31, 1998.

          (b) Upon the exercise of the 1996 Stock Option, the Person exercising the 1996 Stock Option shall pay to Holdings an amount equal to the exercise price, such amount to be

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     paid (i) in cash, (ii) by delivering to Holdings issued and outstanding
     Shares which have an aggregate Market Value per Share at the date of exercise equal to the exercise price and any applicable withholding taxes,
     (iii) by directing Holdings to sell a sufficient number of Shares to be acquired on exercise of the 1996 Stock Option through a broker approved by Holdings, in which event the proceeds of such sale shall be applied by Holdings to the payment of the exercise price and any applicable withholding taxes, with any surplus then remaining to be paid to the Person exercising the 1996 Stock Option or its designee or (iv) by any combination of the foregoing.

          (c) Upon the occurrence of a Change in Control, the 1996 Stock Option shall become automatically vested in full and may be exercised at any time thereafter; provided, however, in no event shall the 1996 Stock Option be exercisable after October 28, 2006.

          (d) In the event Franke's employment is terminated by Franke pursuant to Section 4.1 other than for Good Reason or on account of Disability or by Holdings pursuant to Section 4.2 for Misconduct, the 1996 Stock Option, to the extent then vested, may be exercised at any time within six months following the Termination Date, but not thereafter. To the extent the 1996 Stock Option is not vested on such Termination Date, the portion thereof that is not vested on such Termination Date shall automatically lapse and be canceled unexercised as of such Termination Date.

          (e) The 1996 Stock Option shall become automatically vested in full on the date of Franke's death and may be exercised at any time within the one-year period beginning on the date of Franke's death, but not thereafter.

          (f) In the event Franke's employment is terminated by reason of Disability, the 1996 Stock Option shall become automatically vested in full on the date of such Disability and may be exercised at any time within the 36-month period beginning on the date of such Disability, but not thereafter.

          (g) Except as otherwise provided herein, the 1996 Stock Option may be exercised in whole or in part or in two or more successive parts.

          (h) The 1996 Stock Option shall not be transferrable by Franke except for transfers permitted by the Incentive Plan and except for transfers by will or by laws of descent and distribution. During the lifetime of Franke, the 1996 Stock Option may not be exercised by anyone other than Franke or the Person to whom the 1996 Stock Option has been transferred in accordance with the Incentive Plan.

          (i) The 1996 Stock Option may be exercised from time to time by a notice in writing which identifies the 1996 Stock Option and specifies the number of Shares in respect of which it is being exercised. Such notice shall be delivered to the Secretary of Holdings or addressed to the Secretary of Holdings at its principal corporate offices. The date of exercise of the 1996 Stock Option shall be the date the exercise notice is hand delivered or mailed to


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the Secretary of Holdings, whichever is applicable. An election to exercise the
1996 Stock Option shall be irrevocable.

          (j) The 1996 Stock Option is not intended to qualify as an incentive stock option under Section 422 of the Code.

          (k) The provisions of this Section 3.2 shall survive the termination of Franke's employment hereunder.

3.3 1998 Stock Option

          Effective as of February 17, 1998 Franke has been granted an option to purchase 350,000 Shares for $24.1875 per Share pursuant to the Incentive Plan (the "1998 Stock Option"). The following provisions of this Section 3.3 constitute the agreement required with respect to the 1998 Stock Option under Paragraph 4(i) of the Incentive Plan:

          (a) The 1998 Stock Option shall become exercisable as to one-third of the Shares covered thereby on December 31, 1998, as to an additional one-third of the Shares covered thereby on December 31, 1999 and as to the remaining one-third of the Shares covered thereby on December 31, 2000, so that the 1998 Stock Option will be exercisable in full on December 31, 2000.

          (b) Upon the exercise of the 1998 Stock Option, the Person exercising the 1998 Stock Option shall pay to Holdings an amount equal to the exercise price, such amount to be paid (i) in cash, (ii) by delivering to Holdings issued and outstanding Shares which have an aggregate Market Value per Share at the date of exercise equal to the exercise price, (iii) by directing Holdings to sell a sufficient number of Shares to be acquired on exercise of the 1998 Stock Option through a broker approved by Holdings, in which event the proceeds of such sale shall be applied by Holdings to the payment of the exercise price and any applicable withholding taxes, with any surplus then remaining to be paid to the Person exercising the 1998 Stock Option or its designee or (iv) by any combination of the foregoing.

          (c) Upon the occurrence of a Change in Control, the 1998 Stock Option shall become automatically vested in full and may be exercised at any time thereafter; provided, however, in no event shall the 1998 Stock Option be exercisable after February 17, 2008.

          (d) In the event Franke's employment is terminated by Franke pursuant to Section 4.1 other than for Good Reason or on account of Disability or by Holdings pursuant to Section 4.2 for Misconduct, the 1998 Stock Option, to the extent then vested, may be exercised at any time within six months following the Termination Date, but not thereafter. To the extent the 1998 Stock Option is not vested on such Termination Date, the portion thereof that is not vested on such Termination Date shall automatically lapse and be canceled unexercised as of such Termination Date.


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
               (e) The 1998 Stock Option shall become automatically vested in full on the date of Franke's death and may be exercised at any time within the one-year period beginning on the date of Franke's death, but not thereafter.

               (f) In the event Franke's employment is terminated by reason of Disability, the 1998 Stock Option shall become automatically vested in full on the date of such Disability and may be exercised at any time within the 36-month period beginning on the date of such Disability, but not thereafter.

               (g) Except as otherwise provided herein, the 1998 Stock Option may be exercised in whole or in part or in two or more successive parts.

               (h) The 1998 Stock Option shall not be transferrable by Franke except for transfers permitted by the Incentive Plan and except for transfers by will or by laws of descent and distribution. During the lifetime of Franke, the 1998 Stock Option may not be exercised by anyone other than Franke or the Person to whom the 1998 Stock Option has been transferred in accordance with the Incentive Plan.

               (i) The 1998 Stock Option may be exercised from time to time by a notice in writing which identifies the 1998 Stock Option and specifies the number of Shares in respect of which it is being exercised. Such notice shall be delivered to the Secretary of Holdings or addressed to the Secretary of Holdings at its principal corporate offices. The date of exercise of the 1998 Stock Option shall be the date the exercise notice is hand delivered or mailed to the Secretary of Holdings, whichever is applicable. An election to exercise the 1998 Stock Option shall be irrevocable.

               (j) The 1998 Stock Option is not intended to qualify as an incentive stock option under Section 422 of the Code.

               (k) The provisions of this Section 3.3 shall survive the termination of Franke's employment hereunder.

3.4. 1999 Stock Option

               Employers agree to use their best efforts to cause Franke to be granted on January 15, 1999 an option to purchase 150,000 Shares pursuant to the Incentive Plan with an exercise price per Share equal to the fair market value (as defined in the Incentive Plan) of a Share on January 15, 1999 (the "1999 Stock Option"). The following provisions of this Section 3.4 shall be effective upon the grant of the 1999 Stock Option and shall constitute the agreement required with respect to the 1999 Stock Option under Paragraph 4(i) of the Incentive Plan:

               (a) The 1999 Stock Option shall be exercisable as to one-third of the Shares covered thereby immediately on the date of grant, as to an additional one-third of the Shares covered thereby on December 31, 1999 and as to the remaining one-third of the Shares



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
covered thereby on December 31, 2000, so that the 1999 Stock Option will be exercisable in full on December 31, 2000.

     (b) Upon the exercise of the 1999 Stock Option, the Person exercising the 1999 Stock Option shall pay to Holdings an amount equal to the exercise price, such amount to be paid (i) in cash, (ii) by delivering to Holdings issued and outstanding Shares which have an aggregate Market Value per Share at the date of exercise equal to the exercise price, (iii) by directing Holdings to sell a sufficient number of Shares to be acquired on exercise of the 1999 Stock Option through a broker approved by Holdings, in which event the proceeds of such sale shall be applied by Holdings to the payment of the exercise price and any applicable withholding taxes, with any surplus then remaining to be paid to the Person exercising the 1998 Stock Option or its designee or (iv) by any combination of the foregoing.

     (c) Upon the occurrence of a Change in Control, the 1999 Stock Option shall become automatically vested in full and may be exercised at any time thereafter; provided, however, in no event shall the 1999 Stock Option be exercisable after January 15, 2009.

     (d) In the event Franke's employment is terminated by Franke pursuant to
Section 4.1 other than for Good Reason or on account of Disability or by Holdings pursuant to Section 4.2 for Misconduct, the 1999 Stock Option, to the extent then vested, may be exercised at any time within six months following the Termination Date, but not thereafter. To the extent the 1999 Stock Option is not vested on such Termination Date, the portion thereof that is not vested on such Termination Date shall automatically lapse and be canceled unexercised as of such Termination Date.

     (e) The 1999 Stock Option shall become automatically vested in full on the date of Franke's death and may be exercised at any time within the one-year period beginning on the date of Franke's death, but not thereafter.

     (f) In the event Franke's employment is terminated by reason of Disability, the 1999 Stock Option shall become automatically vested in full on the date of such Disability and may be exercised at any time within the 36-month period beginning on the date of such Disability, but not thereafter.

     (g) Except as otherwise provided herein, the 1999 Stock Option may be exercised in whole or in part or in two or more successive parts.

     (h) The 1999 Stock Option shall not be transferrable by Franke except for transfers permitted by the Incentive Plan and except for transfers by will or by laws of descent and distribution. During the lifetime of Franke, the 1999 Stock Option may not be exercised by anyone other than Franke or the Person to whom the 1999 Stock Option has been transferred in accordance with the Incentive Plan.

     (i) The 1999 Stock Option may be exercised from time to time by a notice in


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      writing which identifies the 1999 Stock Option and specifies the number of
      Shares in respect of which it is being exercised. Such notice shall be delivered to the Secretary of Holdings or addressed to the Secretary of Holdings at its principal corporate offices. The date of exercise of the 1999 Stock Option shall be the date the exercise notice is hand delivered or mailed to the Secretary of Holdings, whichever is applicable. An election to exercise the 1999 Stock Option shall be irrevocable.

            (j) The 1999 Stock Option is not intended to qualify as an incentive stock option under Section 422 of the Code.

            (k) The provisions of this Section 3.4 shall survive the termination of Franke's employment hereunder.

3.5.  Stock Grant

           Effective as of the date of execution of this Agreement Franke has been granted 113,000 Shares (the "Restricted Shares"), pursuant to the Incentive Plan as additional compensation for services rendered under this Agreement (the "Stock Grant"). The grant of the Restricted Shares in accordance with this
Section 3.5 shall be in addition to, and not in lieu of, the stock grants described in any prior agreement between the parties. The following provisions of this Section 3.5 constitute the agreement required with respect to the Stock Grant under Paragraph 6(f) of the Incentive Plan:

            (a) Except as expressly set forth below in this Section 3.5, (i) the Stock Grant shall be irrevocable and unconditional and (ii) none of the Restricted Shares shall be subject to forfeiture or surrender for any reason.

            (b) Franke will not sell, transfer or otherwise dispose of any of the Restricted Shares other than by will or by laws of descent and distribution; provided, however, that the foregoing restriction (the "Transfer Restriction") shall lapse with respect to any Restricted Shares which are no longer subject to forfeiture by Franke pursuant to paragraph (c) below and, provided further, that the Transfer Restriction shall automatically lapse in full (i) upon the occurrence of a Change in Control, (ii) in the event of Franke's death or (iii) in the event Franke's employment is terminated by Franke for Good Reason or on account of Disability or by Holdings for any reason other than Misconduct on account of the conviction of Franke for a felony.

            (c)  Subject to the provisions of paragraphs (b) and (d) of this
Section 3.5, the Transfer Restriction shall lapse as to (i) 13,400 Restricted Shares on the last day of each month in 1998, beginning on August 31, 1998, and continuing through December 31, 1998 (ii) as to 1,917 Restricted Shares on the last day of each month beginning on January 31, 1999 and continuing thereafter through November 30, 2000, and (iii) as to 1,909 Restricted Shares on December 31, 2000.

            (d) In the event Franke's employment is terminated by Franke pursuant to Section

4.1 other than for Good Reason or by Holdings pursuant to Section 4.2 for Misconduct, then Franke shall forfeit and be obligated, for no consideration, to surrender to Holdings all Restricted Shares with respect to which the Transfer Restriction has not then lapsed.

     (e) Certificates evidencing the Restricted Shares will be issued by Holdings in Franke's name. Holdings may cause such certificates to bear a legend setting forth or incorporating the Transfer Restriction, and Holdings may cause such certificates to be delivered upon issuance to the Secretary of Holdings (or such other depositary as may be designated by the committee which administers the Incentive Plan) as a depositary for safe-keeping until the Transfer Restriction lapses with respect thereto or until forfeiture occurs with respect thereto pursuant to paragraph (d) above. If such certificates bear a legend setting forth or incorporating the Transfer Restriction, then upon the lapse of the Transfer Restriction without forfeiture, Holdings will cause a new certificate or certificates to be issued in the name of Franke without such legend. Holdings may require Franke to execute and deliver stock powers in the event of forfeiture.

     (f) Franke shall be entitled to receive all dividends and distributions in respect of the Restricted Shares (subject to applicable tax withholding), to vote the Restricted Shares and to give consents, waivers and ratifications with respect to the Restricted Shares; provided, however, that distributions applicable to any Restricted Shares shall be held by Holdings until (i) the Transfer Restriction lapses with respect to such Shares, at which time such distributions shall be paid to Franke or his designee without interest or (ii) forfeiture occurs with respect to such Shares pursuant to paragraph (d) above, at which time such distributions shall be forfeited.

     (g) If requested by Franke at any time, Holdings shall promptly request, and diligently seek in good faith to obtain, a no action letter from the SEC to the effect that the date of purchase, within the meaning and for the purposes of the short-swing profit provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, of the Restricted Shares is the grant date thereof.

     (h) With respect to the Stock Grant, if requested by Franke, Holdings will loan Franke an amount up to $1,144,125.00, solely for the purpose of enabling Franke to pay all or portion of the taxes (federal and state) attributable to the Stock Grant. Such loan shall be evidenced by, and be subject to the terms and conditions of, a promissory note duly executed by Franke and payable to the order of Holdings (the "Promissory Note"). The Promissory Note shall be in form and substance reasonably satisfactory to Holdings and shall be secured by a pledge agreement (the "Pledge Agreement") initially covering that number of the Restricted Shares determined by dividing 150% of the principal amount of the Promissory Note by the Market Value per Share on the day prior to the date the loan is funded. The Pledge Agreement shall be in form and substance (including release of collateral provisions based on a collateral value to loan ratio of
1.5 to 1.0) reasonably satisfactory to Holdings and shall be accompanied by appropriate stock powers. The Promissory Note shall be payable in two equal installments on the 5th and 6th anniversaries of the date the loan is funded and shall bear interest, compounded monthly, at the applicable federal rate determined in accordance with section 1274(d) of the Code. Franke shall not be personally liable for payments due under the Promissory Note, it being expressly understood and agreed that the sole recourse of Holdings for satisfaction of the Promissory Note shall be against the Restricted Shares pledged as collateral for the Promissory Note under the Pledge Agreement. Nothing in this paragraph (h) or this Agreement shall operate or be construed as replacing, changing or terminating the terms and provisions of Section 3.2(i) of the Employment Agreement between Franke and AWA, dated November 9, 1995, which Section 3.2(i) is hereby incorporated by reference as part of this Agreement and shall continue without interruption or change with respect to the "New Stock Grant," as defined in said prior agreement.

3.6  Life Insurance

          During the Employment Period, Employers agree to maintain, at all times and without cost to Franke, a term life insurance policy on the life of Franke in the amount of $2 million, the proceeds of which, in the event of Franke's death, shall be payable to one or more beneficiaries designated by Franke or, in the absence of any such designation, to his estate. Such policy shall be issued by a solvent insurance company reasonably acceptable to Franke.

3.7  Office Space; Staffing; Services

          During the Employment Period, Employers shall provide Franke with office space, secretarial and other support staff and administrative services necessary and appropriate to enable Franke to perform his duties and responsibilities under this Agreement.

3.8  Business Expenses

          Each Employer shall, in accordance with the rules and policies that it may establish from time to time for senior executives, reimburse Franke (without duplication) for business expenses reasonably incurred in the performance of Franke's duties hereunder. It is understood that Franke is authorized to incur reasonable business expenses for promoting the businesses and reputations of the Constituent Companies, including reasonable expenditures for travel, lodging, meals and client and/or business associate entertainment. Requests for reimbursement for such expenses must be accompanied by appropriate documentation.

3.9  Other Benefits

          Franke shall be entitled to receive all fringe benefits and other perquisites that may be offered by the Employers to their senior executives as a group or to any of its senior executives individually or to the members of the Board, including, without limitation, (i) participation in the various employee benefit plans or programs provided to senior executives of Employers in general (including split-dollar life insurance and disability insurance programs), subject to meeting the eligibility requirements with respect to each of such benefit plans or programs, (ii) tax/financial planning assistance, (iii) automobile allowances, (iv) club memberships, (v) on-line and interline, positive space travel privileges, (vi) participation in Employers' severance payment policies on plans for executives in general and (vii) participation in Employers' retiree medical insurance programs, subject to meeting the eligibility requirements of such programs other than the requirement relating to five years service with Employers, which requirement is hereby waived. However, nothing in this Section 3.9 shall be deemed to prohibit Employers from making any changes in any of the plans, programs or benefits described herein, provided the change similarly affects all senior executives of Employers or all members of the Board, as the case may be, similarly situated. Notwithstanding the foregoing, by action by the Board, Franke may be entitled to participate in any incentive plans offered to key employees of an Employer other than the Incentive Plan.

3.10.  No Director Fees

          In no event shall Franke be entitled to receive any additional compensation for serving as a director of any Constituent Company during the Employment Period.

3.11.  HSR Filings

          In the event Franke is required to make a filing under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder with respect to the acquisition by Franke of stock of Holdings, Franke shall inform Holdings of such requirement. Franke and Holdings shall provide each other with such information as is necessary for Franke and Holdings to make their respective filings. Holdings shall pay any applicable filing fee with respect to any such filing required by Franke and shall reimburse Franke for all reasonable attorneys' fees and expenses he incurs in connection with any such required filing.

                                   ARTICLE IV

                           Termination of Employment

4.1.  Termination by Franke

          Franke may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Board.

4.2   Termination by Holdings

            Holdings may, at any time prior to the Expiration Date, terminate Franke's employment hereunder for any reason by delivering a Notice of Termination to Franke; provided, however, that in no event shall Holdings be entitled to terminate Franke's employment hereunder prior to the Expiration Date unless the Board shall duly adopt, by the affirmative vote of at least a majority of the entire membership of the Board, a resolution authorizing such termination and stating that, in the opinion of the Board, sufficient reason exists therefor.

4.3   Payment of Accrued Base Salary, Vacation Pay, etc.

            (a) Promptly upon the termination of Franke's employment hereunder for any reason, Employers shall pay to Franke a lump sum amount for (i) any unpaid Base Salary earned hereunder prior to the termination date, (ii) all unused vacation time accrued by Franke as of the termination date in accordance with Employers' vacation policies for senior executives, (iii) all unpaid benefits earned by Franke as of the termination date under any and all incentive compensation plans or programs of Employers, (iv) all amounts owing to Franke under Section 3.8 and (v) any additional amounts or benefits which may be required to be paid in a lump sum by applicable law.

            (b) A termination of Franke's employment in accordance with this Agreement shall not alter or impair (i) any of Franke's rights or benefits under or with respect to the 1996 Stock Option, 1998 Stock Option, or 1999 Stock Option, except as expressly provided in Section 3.2, Section 3.3, or Section 3.4, respectively, (ii) any of Franke's rights under or with respect to any of the Restricted Shares, except as expressly provided in Section 3.5, (iii) any of Franke's rights or benefits under any prior employment agreement relating to stock options or stock grants previously awarded to Franke, (iv) any of Franke's rights or benefits under any other agreement with an Employer or (v) any of Franke's rights or benefits, if any, under employee benefit plans or programs maintained by an Employer.

4.4   Other Termination Benefits and Privileges

            The following provisions shall apply if Franke terminates his employment hereunder for Good Reason or if Holdings terminates Franke's employment hereunder for any reason other than Misconduct or Disability;

            (a) Severance Payment. Employers shall promptly pay to Franke a severance payment (in cash or other immediately available funds) in the amount of $1.5 million; provided, however, that such severance payment shall be reduced to the extent necessary so that no portion of such payment (or of any other payment or benefit which constitutes a "parachute payment" within the meaning of Section 280G of the Code and which Franke has received or is entitled to receive shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, Franke's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. In the event Franke shall become entitled to receive a severance payment pursuant to this paragraph (a) under circumstances which entitle him to receive a severance payment under any severance policy or plan of an Employer, then the severance payment due to Franke pursuant to such policy or plan shall be automatically reduced by the amount of the severance payment due to him pursuant to this paragraph (a).

               (b) Medical Insurance.   During the 24-month period following the
       Terminate Date, each Employer, at its cost, shall maintain in full force and effect for the continued benefit of Franke and Franke's dependents all benefits available to Franke and Franke's dependents under all medical plans and programs of such Employer, provided that (i) Franke's continued participation is possible under the terms and provisions of such plans and programs and (ii) Franke pays the regular employee premium, if any, required by such plans and programs. In the event that participation by Franke (or his dependents) in any such plan or program after the Termination Date is barred pursuant to the terms thereof, or in the event an Employer shall terminate any such plan or program, such Employer shall obtain for Franke (and/or his dependents) comparable coverage under individual policies.

               (c) Life Insurance. During the 12-month period following the Termination Date, each Employer, at its cost, shall continue to provide Franke all life insurance coverages (and in the same amounts) provided to him by an Employer immediately prior to the date on which the relevant Notice of Termination is given in accordance with this Article IV.

               (d) Travel Privileges. Each Employer shall provide Franke (and his wife and dependents) lifetime on-line and interline, positive space travel privileges in accordance with the terms of its non-revenue travel policy as in effect on the date hereof; provided, however, that the travel privileges to be provided to Franke (and his wife and dependents) by each Employer under this clause (d) shall be at least as favorable to Franke (and his wife and dependents) as the travel privileges generally provided to the senior executives of such Employer from time to time.

4.5.   Payment of Benefits During Pendency of Dispute

              Holdings may, within 10 days after its receipt of a Notice of Termination given by Franke, provide notice to Franke that a dispute exists concerning the termination, in which event such dispute shall be resolved in accordance with
Article VII. Franke may, within 10 days after his receipt of a Notice of Termination given by Holdings, provide notice to Holdings that a dispute exists concerning the termination, in which event such dispute shall be resolved in accordance with Article VII. Notwithstanding the pendency of any such dispute and notwithstanding any provision herein to the contrary, Employers will (i) continue to pay Franke the Base Salary in effect when the notice giving rise to the dispute was given and (ii) continue Franke as a participant in all compensation and benefit plans in which Franke was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved or, with respect to a Notice of Termination given by Franke, the date of termination specified in such notice, if earlier, but, in each case, not past the Expiration Date. If (i) Holdings gives a Notice of Termination to Franke, (ii) Franke disputes the termination as contemplated by this Section
4.5 and (iii) such dispute is finally resolved in favor of Employers in accordance with Article VII, then Franke shall be required to refund to Employers any amounts paid to Franke under this Section 4.5 but only if, and then only to the extent, Franke is not otherwise entitled to receive such amounts under this Agreement.

4.6  Resignation as a Director

          In the event Franke's employment under this Agreement is terminated for any reason, Franke agrees, if requested by the Board, to resign as a director of all Constituent Companies of which he is a director, such resignation to be effective immediately or at such later time as the Board shall request.

                                   ARTICLE V

                  Confidential Information and Non-Competition

5.1. Confidential Information

    (a) Franke recognizes that the services to be performed by him hereunder are special, unique and extraordinary and that, by reason of his employment with Employers and the positions described in paragraphs (a), (b), and (c) of
Section 2.2, he may acquire Confidential Information (defined below) concerning one or more of the Constituent Companies, the use or disclosure of which would cause the Constituent Companies substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Franke agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, disclose any such Confidential Information to any Person except (i) in the performance of his obligations to the Constituent Companies hereunder, (ii) as required by applicable law, (iii) in connection with the enforcement of his rights under this Agreement, the 1997 Agreement or any other agreement, (iv) in connection with any disagreement, dispute or litigation (pending or threatened) between Franke and one or more of the Constituent Companies or (v) with the prior written consent of the Board. As used herein, "Confidential Information" includes information with respect to the services, strategies, facilities and methods, research and development, trade secrets and other intellectual property, pricing and revenue management systems, patents and patent applications, procedures, manuals, confidential reports, financial information, business plans, prospects or opportunities of any Constituent Company; provided, however, that such term shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Franke or (y) is or becomes known or available to Franke on a nonconfidential basis from a source (other than Employers) which, to Franke's knowledge, is not prohibited from disclosing such information to Franke by a legal, contractual, fiduciary or other obligation to any Constituent Company.

    (b) Franke confirms that all Confidential Information is the exclusive property of the relevant Constituent Company. All business records, papers and documents kept or made by Franke (whether electronically or otherwise) while employed by any Constituent Company relating to the business of any Constituent Company shall be and remain the property of such Constituent Company at all times. Upon the request of Holdings at any time, Franke shall promptly deliver to Holdings, and shall retain no copies of, any electronic media or written materials, records and documents made by Franke or coming into his possession while employed by any Constituent Company concerning the business or affairs of any Constituent Company other than personal materials, records and documents (including notes and correspondence) of Franke not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, Franke shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between Franke and any Constituent Company.

5.2. Non-Competition

     (a) While employed hereunder and for a period of 18 months thereafter (the "Restricted Period"), Franke shall not, unless he receives the prior written consent of the Board, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person which competes with an Employer in the United States other than Alaska Airlines, American Airlines, Continental Airlines, Delta Airlines, Northwest Airlines, TWA, United Airlines, USAir and AirTran; provided, however, that the foregoing restriction shall not apply at any time if Franke's employment is terminated by Franke for Good Reason or by Holdings for any reason other than Misconduct.

     (b) Franke has carefully read and considered the provisions of this
Section 5.2 and, having done so, agrees that the restrictions set forth in this
Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of each Employer, its officers, directors, employees, creditors and shareholders. Franke understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to that of any Constituent Company, but acknowledges that he will receive sufficiently high remuneration and other benefits hereunder to justify such restrictions.

     (c) During the Restricted Period, Franke shall not, whether for his own account or for the account of any other Person (excluding Holdings), intentionally (i) solicit, endeavor to entice or induce any employee of any Constituent Company to terminate his employment with such Constituent Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of any Constituent Company.

     (d) In the event that any provision of this Section 5.2 relating to the Restricted Period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

5.3. Stock Ownership

         Nothing in this Agreement shall prohibit Franke from acquiring or holding any issue of stock or securities of any Person that has any securities registered under Section 12 of the Exchange Act, listed on a national securities exchange or quoted on The Nasdaq Stock Market, provided that if such Person competes with an Employer in the United States, (i) Franke is not deemed to be an "affiliate" of such Person as such term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act and (ii) Franke and members of his immediate family do not own or hold more than 5% of any voting securities of any such Person, except as may be approved by the Board.

5.4. Injunctive Relief

         Franke acknowledges that a breach of any of the covenants contained in this Article V may result in material irreparable injury to the Constituent Companies for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Constituent Companies (or any of them) shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Franke from engaging in activities prohibited by this
Article V or such other relief as may required to specifically enforce any of the covenants contained in this Article V. Franke agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.


                                   ARTICLE VI

                              Registration Rights

6.1. Definitions

         Capitalized terms used herein and in Exhibit A hereto that are not otherwise defined herein shall have the meanings ascribed to them in that certain Registration Rights Agreement dated August 25, 1994 among AWA, AmWest Partners, L.P., Lehman Brothers Inc., Belmont Capital Partners II, L.P., Belmont Fund, L.P. and Fidelity Copernicus Fund, L.P. and in that certain Assumption of Certain Rights Under Registration Rights Agreement executed by Holdings (collectively, "AmWest Registration Rights Agreement"), to which agreements reference is made for such definitions and for all purposes. In addition, the following terms, as used in this Article VI, have the following meanings:

         "Holders" shall mean (i) Franke, his heirs and personal representatives
(ii) any
other Person to whom Holdings has granted the right to have Registrable Securities held by such Person included in a registration statement filed by Holdings covering the offer and sale of its securities and (iii) any direct or indirect transferee of Registrable Securities.

      "Registrable Securities" means:

      (1) all equity securities of Holdings acquired by Franke as compensation for serving as an officer of an Employer, including, without limitation, (a) stock options, (b) any shares issued on exercise of stock options, (c) any of the Restricted Securities or other stock grants of Shares previously awarded to Franke, and (d) any securities issued or issuable with respect to any such securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise,

      (2) Registrable Securities as such term is defined in the AmWest Registration Rights Agreement, and

      (3) equity securities of Holdings held by any other Person to whom Holdings has granted the right to have such equity securities included in a registration statement filed by Holdings covering the offer and sale of its securities.

As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been distributed in accordance with Rule 144, (iii) Holdings has caused to be delivered an opinion of counsel in accordance with
Section 6.2(c) that such securities are distributable in accordance with Rule 144 or (iv) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by Holdings and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force.

      "Requisite Holders" means any Holder or Holders of a majority in interest of the Registrable Securities included or to be included in a registration or other relevant action, as the case may be.

6.2. Piggyback Registration

     (a) Right to Include Registrable Securities. If Holdings at any time proposes to register any of its equity securities under the Securities Act (other than by a registration on Form S-4 or Form S-8, or any successor or similar form then in effect) in a form and in a manner that would permit registration of the Registrable Securities, whether or not for sale for its own account, it will give prompt (but in no event less than 30 days prior to the proposed date of filing the registration statement relating to such registration) notice to all Holders of Registrable Securities of Holdings' intention to do so and of such Holders' rights under this Section 6.2.
Upon the request of any such Holder made within 20 days after the receipt by such Holder of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof) (the "Piggyback Registration Notice"), Holdings will use Commercially Reasonable Efforts to effect the registration under the Securities Act of all Registrable Securities which Holdings has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if, at any time after giving notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, Holdings shall determine for any reason not to register or to delay registration of such equity securities, Holdings may, at its election, give notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay all Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other equity securities.

     (b) Priority in Piggyback Registration. If (i) a registration pursuant to this Section 6.2 involves an underwritten offering of the securities being registered, whether or not for sale for the account of Holdings, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform Holdings and the Holders requesting such registration by letter of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to Holdings, then Holdings will include in such registration such amount of securities which Holdings is so advised can be sold in (or during the time of) such offering as follows: first, all securities proposed by Holdings to be sold for its own account; second, such securities of Holdings requested to be included in such registration pursuant to the terms of the AmWest Registration Rights Agreement; third, such Registrable Securities requested to be included in such registration by all other Holders pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such Holders; and fourth, all other securities of Holdings requested to be included in such registration pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included.

               (c) The Holders shall be entitled to exercise their registration rights pursuant to this Section 6.2 at any time or times until all of the Registrable Securities have been sold pursuant to an effective registration statement under the Securities Act, or until Holdings shall have obtained an opinion of counsel reasonably acceptable to Holdings and Holders that such Registrable Securities may be sold without registration pursuant to available exemptions under Rule 144 without limitation on amount.

6.3  Demand Registration

               (a) Right to Make Notice of Demand. Franke may provide Holdings with a Notice of Demand, in which case Holdings will have the obligation to use Commercially Reasonable Efforts to:

                    (i) if not theretofore done, seek to obtain such consents, if any, which may be required under the AmWest Registration Rights Agreement to permit Holdings to comply with Franke's Notice of Demand and provisions of this Agreement ("Required Consents"); and

                    (ii) subject to obtaining any Required Consents, effect at the earliest practicable date the registration under the Securities Act of the Registrable Securities of Franke, or any direct or indirect transferee of Franke, that Holdings has been so requested to register for disposition in accordance with the intended method of disposition set forth in the Notice of Demand; provided that, Holdings shall be obligated to effect such registration only if it is then eligible to effect such registration covering all the Registrable Securities set forth in the Notice of Demand by filing either (X) a registration statement on Form S-3, or (Y) a registration statement (or an amendment to a registration statement) on Form S-8 containing a reoffer prospectus pursuant to General Instruction C thereunder (or any successor or comparable provision) in which event Holdings may elect to effect such registration on either form or any other form which it is then eligible to use for such registration.

       (b) Priority in Demand Registration. If a registration pursuant to this
Section 6.3 involves an underwritten offering of securities being registered, whether or not for sale for the account of Holdings, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and if Holdings or any other Holders (other than Franke) are eligible and have elected to participate in such registration, and if the managing underwriter of such underwritten offering shall inform Holdings and Franke of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to Holdings, then Holdings will include in such registration such amount of securities which Holdings is so advised can be sold in (or during the time of such offering) as follows: first, all securities proposed by Holdings to be sold for its own account; second, such securities of Franke, or any direct or indirect transferee of Registrable Securities of Franke, requested to be included in such registration pursuant to the Notice of Demand provided for in Section 6.3(a) and such securities of Holdings as shall be requested to be included in such registration pursuant to the terms of the AmWest Registration Rights Agreement, pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such Holders; third, such Registrable Securities requested to be included in such registration by all other Holders pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such Holders; and fourth, all other securities of Holdings requested to be included in such registration pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included.

       (c) Number of Demand Registrations. Franke shall be entitled to exercise his registration rights pursuant to Section 6.3(a) at any time or times until all of the Registrable Securities owned by Franke, or any direct or indirect transferee of Franke, either: (i) have been sold pursuant to an effective registration statement under the Securities Act, or (ii) no longer constitute Registrable Securities requiring registration or qualification in connection with any proposed sale or transfer.

6.4. Registration Procedures

      Each registration pursuant to Section 6.2 or Section 6.3 shall be effected in accordance with the procedures, and subject to the indemnification and other provisions, set forth in Exhibit A hereto.

                                  ARTICLE VII

                               Dispute Resolution

          (a) In the event a dispute shall arise between Franke, on the one hand, and Holdings, AWA or Leisure, on the other hand, as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

          (1) A meeting shall be held promptly between Franke and Holdings, attended (in the case of Holdings) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

          (2) If, within 10 days after such meeting, Franke and Holdings have not succeeded in negotiating a resolution of the Dispute, the Dispute shall be submitted to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association.

          (3) Franke and Holdings will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (2) above.

          (4) Upon appointment of the mediator, Franke and Holdings agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

          (5) If Franke and Holdings are not successful in resolving the Dispute through mediation within such 15-day period, the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

          (6) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

          (7) If any dispute shall arise under this Agreement involving termination of Franke's employment with Employers or involving the failure or refusal of Employers to fully perform in accordance with the terms hereof, Employers shall reimburse Franke (without duplication), on a current basis, for all legal fees and expenses, if any, incurred by Franke in connection with such dispute, together with interest thereon at the rate of 8% per annum, such interest to accrue from the date Holdings receives Franke's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of such dispute in accordance with this Article VII includes a finding denying, in all material respects, Franke's claims in such dispute, Franke shall be required to reimburse Employers, over a period not to exceed 12 months from the date of such resolution, for all sums advanced to Franke with respect to such dispute pursuant to this clause (7).

          (8) Except as provided above, each of Franke and Holdings shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this
     Article VII.

          (9) All mediation/arbitration conferences and hearings will be held in Maricopa County, Arizona.

          (b) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either Franke or Holdings to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after the receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither Franke or Holdings shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (b) and if Franke is the party who prevails or substantially prevails (as determined by the court) in such civil action, Franke shall be entitled to recover from Employers all costs, expenses and reasonable attorneys' fees incurred by Franke in connection with such action and on appeal. In the event any civil action is commenced under this paragraph (b) and if Holdings is the party who prevails or substantially prevails (as determined by the court) in such civil action, Holdings shall be entitled to recover from Franke all costs, expenses and reasonable attorneys' fees incurred by Employers in connection with such action and on appeal.

          (c) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding and if Franke is the party who prevails or substantially prevails in such legal proceeding, Franke shall be entitled to recover from Employers all costs, expenses and reasonable attorneys' fees incurred by Franke in connection with such legal proceeding and on appeal. In the event any civil action is commenced to enforce the rights awarded in an arbitration proceeding and if Holdings is the party who prevails or substantially prevails (as determined by the court) in such civil action, Holdings shall be entitled to recover from Franke all costs, expenses and reasonable attorneys' fees incurred by Employers in connection with such action and on appeal.

            (d) Except as provided above, (i) no legal action may be brought by any party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

                                  ARTICLE VIII

               Antidilution Provisions and Reservation of Shares

8.1   Antidilution

            (a) In the event of any change after the date hereof in the number of issued shares of common stock (or any class thereof) of Holdings by reason of any stock dividend, split-up, recapitalization, merger, combination, conversion, exchange of shares or other change in the corporate or capital structure of Holdings, then there shall be appropriate and equitable adjustments made (with adjustments being cumulative if more than one of such events shall have occurred) in the number and kind of shares of stock or other securities of Holdings (i) thereafter issued to Franke upon exercise of the 1996 Stock Option, the 1998 Stock Option, the 1999 Stock Option and any other stock options heretofore or hereafter granted to Franke under the Incentive Plan and (ii) Restricted Shares hereafter granted to Franke under the Incentive Plan. Whenever an adjustment is made as required or permitted by the provisions of this paragraph (a), Holdings shall promptly deliver to Franke written notice thereof setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

            (b) In case of any liquidation, dissolution or winding up of the affairs of Holdings, Holdings shall make prompt, proportionate, equitable, lawful and adequate provision as part of the terms of such dissolution, liquidation or winding up such that Franke may thereafter receive, in lieu of each Share which Franke would have been entitled to receive upon exercise of the 1996 Stock Option, the 1998 Stock Option, the 1999 Stock Option or any other option to purchase Shares, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such dissolution, liquidation or winding up with respect to each outstanding Share.

8.2.  Covenant to Reserve Shares for Issuance

          Holdings covenants that it will at all times reserve and keep available (free of preemptive rights) out of its authorized and unissued Shares, solely for the purpose of issuance upon exercise of options granted to Franke to purchase Shares, the full number of Shares, if any, then issuable upon exercise of such options. Holdings further covenants that all Shares which shall be so issuable shall be duly and validly issued and fully paid and non-assessable.

                                   ARTICLE IX

                                 Miscellaneous

9.1.  No Mitigation or Set Off

          The provisions of this Agreement are not intended to, nor shall they be construed to, require that Franke mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Franke as the result of employment by another employer or otherwise. Without limitation of the foregoing, Employers' obligations to make the payments to Franke required under this Agreement and otherwise to perform their obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that either an may have against Franke.

9.2.  Assignability

          The obligations of Franke hereunder are personal and may not be assigned or delegated by Franke or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. Each Employer shall have the right to assign this Agreement and to delegate all its rights, duties and obligations hereunder as provided in Section 9.5.

9.3.  Notices

          All notices and all other communications provided for in the Agreement shall be in writing and shall be sent, delivered or mailed, addressed as follows: (i) if to Employers (or any of them), at Holdings principal office address or such other address as

Holdings may have designated by written notice to Franke for purposes hereof, directed to the attention of the Board with a copy to the Secretary of Holdings and (ii) if to Franke, at his residence address on the records of Holdings or to such other address as he may have designated to Holdings in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

9.4. Severability
          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.5. Successors; Binding Agreement

     (a) Each Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of such Employer, by agreement in form and substance reasonably acceptable to Franke, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that such Employer would be required to perform it if no such succession had taken place. Failure of such Employer to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement. As used herein, (i) the term "Holdings" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section
9.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law, (ii) the term "AWA" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 9.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law, and (iii) the term "Leisure" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section
9.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

     (b) This Agreement and all rights of Franke hereunder shall inure to the benefit of and be enforceable by Franke's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Franke should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Franke's devisee, legatee, or other designee or, if there be no such designee, to Franke's estate.

         (c) This Agreement and all rights of the Constituent Companies hereunder shall inure to the benefit of an be enforceable by the Constituent Companies and their respective successors and assigns.

9.6. Tax Withholdings

         Each Employer shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Franke has otherwise paid to such Employer the amount of such taxes.

9.7. Amendments and Waivers

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Franke and such member of the Board as may be specifically authorized by the Board. No waiver by any party hereto at any time of any breach by any other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

9.8. Entire Agreement; Termination of Employment under 1997 Agreement

         (a) The parties acknowledge, confirm and agree that Franke's employment under the 1997 Agreement shall automatically terminate on the date hereof, the same as if the Expiration Date (as defined in the 1997 Agreement) occurred on the date hereof.

         (b) This Agreement is an integration of the parties agreement and no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

9.9. Governing Law

         THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.

9.10. Counterparts

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

9.11. Indemnification

          Without Franke's prior written consent, no Employer shall amend, modify or repeal any provision of its certificate of incorporation or bylaws if such amendment, modification or repeal would materially adversely affect Franke's rights to indemnification by such Employer.

9.12. Remedies Cumulative

          No right, power or remedy granted under this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement or otherwise available at law or in equity.

9.13. Joint and Several Liability

          The obligations of Employers hereunder shall be joint and several.

          IN WITNESS WHEREOF, the parties have executed this Agreement on September , 1998 but effective for all purposes (except as herein otherwise expressly provided) as of the date first above written.

                                   AMERICA WEST HOLDINGS CORPORATION

                                   By:
                                       ----------------------------------
                                         Chairman of Compensation/Human

                                   AMERICA WEST AIRLINES, INC.

                                   By:
                                       ----------------------------------

                                   THE LEISURE COMPANY

                                   By:
                                       ----------------------------------

                                   --------------------------------------

                                   Exhibit A

                              Registration Rights

                        Procedures and Indemnifications

1.   Defined Terms

          Capitalized terms used in this Exhibit A without definition shall have the meanings described or referred to in Sections 1.1 and 6.1 of the Employment Agreement of which this Exhibit A is a part (the "Employment Agreement"), except that "the Company" shall mean America West Holdings Corporation, a Delaware corporation.

2.   Registration Terms and Procedures

     (a) Registration Statement Form. Registrations under Section 6.2 of the Employment Agreement shall be on such appropriate registration forms of the SEC as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition. Registration under Section
6.3 of the Employment Agreement shall be effected upon the registration forms therein specified (or the successors to such forms), as elected by the Company. The Company agrees to include in any such registration statement all information that any Participating Holder shall reasonably request (to the extent such information relates to such Participating Holder).

     (b) Registration Expenses. The Company will pay all Registration Expenses incurred in connection with a registration to be effected pursuant to the Employment Agreement.

     (c) Registration of Securities. Participating Holders may seek to register different types of Registrable Securities and/or different classes of the same type of Registrable Securities simultaneously and the Company shall use its, and in the case of an underwritten offering, shall cause the managing underwriter or underwriters to use Commercially Reasonable Efforts to effect such registration and sale in accordance with the intended method or methods of disposition specified by such Holders.


     (d)  Withdrawal.  Any Holder participating in a registration pursuant to
Section 6.2 of the Employment Agreement shall be permitted to withdraw all or part of his Registrable Securities from such registration at any time prior to the effective date of the registration statement covering such securities.

     (e) Registration Procedures. In connection with the Company's obligations to register Registrable Securities pursuant to the Employment Agreement, the Company will use Commercially Reasonable Efforts to effect such registration so as to permit the sale of any Registrable Securities included in such registration in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

     (i) prepare and (as soon thereafter as practicable) file with the SEC the requisite registration statement containing all information required thereby to effect such registration and thereafter use Commercially Reasonable Efforts to cause such registration statement to become and remain effective in accordance with the terms of the Employment Agreement, provided that as far in advance as practicable before filing such registration statement or any amendment, supplement or exhibit thereto (but, with respect to the filing of such registration statement, in no event later than seven days prior to such filing), the Company will furnish to the Participating Holders or their counsel copies of reasonably complete drafts of all such documents proposed to be filed (excluding exhibits, which shall be made available upon request by any Participating Holder), and any such Holder shall have the opportunity to object to any information contained therein and the Company will make the corrections reasonably requested by such Holder with respect to information relating to such Holder or the plan of distribution of the Registrable Securities prior to filing any such registration statement, amendment, supplement or exhibit;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith (A) as reasonably requested by any Participating Holder to which such registration statement relates (but only to the extent such request relates to information with respect to such Holder) and (B) as may be necessary to keep such registration statement effective for six months (or such shorter period as shall be necessary to complete the distribution of the securities covered thereby, but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), and comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii) furnish to each Participating Holder covered by, and each underwriter or agent participating in the disposition of securities under, such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case excluding all exhibits and documents incorporated by reference, which exhibits and documents shall be furnished to any such Person upon request), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act relating to such Participating Holder's Registrable Securities, in conformity with the requirements of the Securities Act, and such other documents as such Holder, underwriter or agent may reasonably request to facilitate the disposition of such Registrable Securities;

(iv) use Commercially Reasonable Efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under all applicable blue sky and other securities laws, and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the securities owned by such Holder, except that the Company shall not for purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any jurisdiction;

                    (v) use Commercially Reasonable Efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities applicable to the Company as may be reasonably necessary to enable the seller or sellers thereof (or underwriter or agent, if any) to consummate the disposition of such Registrable Securities in accordance with the plan of distribution set forth in such registration statement;


                    (v) furnish to each Holder of Registrable Securities covered by such registration statement a signed counterpart, addressed to such Holder (and underwriter or agent, if any) of:

                           (A) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and

                           (B) unless otherwise precluded under applicable accounting rules, a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case, reasonably satisfactory in form and substance to such Holder (and underwriter or agent and their respective counsel) and covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriter or agent in underwritten public offerings of securities;

                    (vii) promptly notify each Holder and any underwriter or agent participating in the disposition of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to the Company as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and furnish to such Holder (or underwriter or agent, if any) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(viii) otherwise use Commercially Reasonable Efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the registration statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each Holder covered by such registration statement or any participating underwriter or agent at least five business days prior to the filing a copy of any amendment or supplement to such registration statement or prospectus;

(ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;


(x) use Commercially Reasonable Efforts to (A) list, on or prior to the effective date of such registration statement, all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed or
        (B) have authorized for quotation and/or listing, as applicable, on The Nasdaq Stock Market ("NASDAQ") if the Registrable Securities so qualify;

(xi) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers;

(xii) use Commercially Reasonable Efforts to prevent the issuance by the SEC or any other governmental agency or court of a stop order, injunction or other order suspending the effectiveness of such registration statement and, if such an order is issued, use Commercially Reasonable Efforts to cause such order to be lifted as promptly as practicable;

(xiii) take such other actions as the Requisite Holders of such Registrable Securities shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(xiv) promptly notify each seller of Registrable Securities and the underwriter or agent, if any:

        (A) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

        (B) of any written comments from the SEC with respect to any filing referred to in clause (A) above and of any written request by the SEC for amendments or supplements to such registration statement or prospectus;

          (C) of the notification to the Company by the SEC of its initiation of any proceeding with respect to, or of the issuance by the SEC of, any stop order suspending the effectiveness of such registration statement; and

          (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

     (xv) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the distribution of such Registrable Securities to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends, other than as required by applicable law) representing securities sold under a registration statement hereunder, and enable such securities to be in such denominations and registered in such names as such seller, underwriter or agent may request and keep available and make available to the Company's transfer agent, prior to the effectiveness of such registration statement, an adequate supply of such certificates;

     (xvi) not later than the effective date of such registration statement, provide a CUSIP number for all Registrable Securities covered by a registration statement hereunder;

     (xvii) incorporate in the registration statement or any amendment, supplement or post-effective amendment thereto such information as each Holder, the underwriter or agent (if any) or their respective counsel may reasonably request to be included therein with respect to any Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and any other terms of the offering of such Registrable Securities;

     (xviii)   during any period when a prospectus is required to be delivered under the Securities Act, make periodic filings with the SEC pursuant to and containing the information required by the Exchange Act (whether or not the Company is required to make such filings pursuant to such Act); and

     (xix) in connection with an underwritten offering, participate, to the extent reasonably requested by the Requisite Holders or the managing underwriter for the offering, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows."

     (f) Agreements of Holders. Each Holder of Registrable Securities as to which any registration is being effected:

          (i) shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended plan of distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration; and

          (ii) agrees, by acquisition of such Registrable Securities, that upon receipt of any notice (a "Suspension Notice") from the

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
               Company of the happening of any event of the kind described in clause (vii) of paragraph 2(e) above, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause
               (vii) of paragraph 2(e) above (the period from the date on which such Holder receives a Suspension Notice to the date on which such Holder receives copies of the supplemented or amended prospectus being herein called the "Suspension Period"). The Company shall take such actions as are necessary to end the Suspension Period as promptly as practicable. In the event the Company shall give any such notice, the period referred to in clause (ii) of paragraph 2(e) above shall be extended by a number of days equal to the number of days of the Suspension Period.

3.   Underwritten Offerings

          If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Section 6.2 and Section
6.3 of the Employment Agreement and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Participating Holder and subject to Section 6.2(b) or Section 6.3(b), as the case may be, of the Employment Agreement, arrange for such underwriters to include all of the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, provided that such agreement is reasonably satisfactory in substance and form to the Company and the Requisite Holders.

4.   Preparation; Reasonable Investigation

          In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities to be registered under such registration statement, their underwriters or agents, if any, and their respective counsel and accountants reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' or agents' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

5.   Indemnification

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder participating in an offering provided for as described herein, and each other Person, if any, who controls such Holder within the meaning of the Securities Act (each such Person, an "Indemnified Party"), from and against any losses, claims, damages, liabilities or expenses, joint or several (each a "Loss" and collectively, "Losses"), to which such Indemnified Party may become subject under the Securities Act or otherwise, to the extent that such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such

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

securities were registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such Loss (or action or proceeding in respect thereof); provided that in any such case the Company shall not be liable to any particular Indemnified Party to the extent that such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party specifically for inclusion therein; and provided further that the Company shall not be liable in any such case to the extent it is finally determined by a court of competent jurisdiction that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made

           (i) in any such preliminary prospectus, if (A) it was the responsibility of such Indemnified Party to provide the Person asserting such Loss with a current copy of the prospectus and such Indemnified Party failed to deliver or cause to be delivered a copy of the prospectus to such Person after the Company had furnished such Indemnified Party with a sufficient number of copies of the same prior to the sale of Registrable Securities to the Person asserting such Loss and (B) the prospectus corrected such untrue statement or omission; or

           (ii) in such prospectus, if such untrue statement or omission is corrected in an amendment or supplement to such prospectus and such amendment or supplement has been delivered to the Indemnified Party prior to the sale of Registrable Securities to the Person asserting such Loss and the Indemnified Party thereafter fails to deliver the prospectus as so amended or supplemented prior to or concurrently with such sale after the Company had furnished such Indemnified Party with a sufficient number of copies of the same for delivery to purchasers of securities.

Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such Indemnified Party. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities hereunder, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to Indemnified Parties.

      (b) Indemnification by the Holders. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to the Employment Agreement and as a condition to indemnifying such sellers pursuant to this paragraph 5, that the Company shall have received an undertaking reasonably satisfactory to it from each prospective seller of such securities, to indemnify and hold harmless and reimburse (in the same manner and to the same extent as set forth in such subparagraph (a) of this paragraph 5) the Company, each director, officer, employee and agent of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act, from and against any Losses (or actions or


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
proceedings, whether commenced or threatened, in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission from such registration statement, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto required to be stated therein or necessary to make the statements therein not misleading, if (but only if) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such prospective seller specifically for inclusion therein; provided, however, that such prospective seller shall not be obligated to provide such indemnity to the extent that such Losses result, directly or indirectly, from the failure of the Company to promptly amend or take action to correct or supplement any such registration statement, prospectus, amendment or supplement based on corrected or supplemental information provided in writing by such prospective seller to the Company expressly for such purpose; and provided further, that the obligation to provide indemnification pursuant to this subparagraph (b) shall be several, and not joint and several, among such indemnifying parties. Notwithstanding anything in this paragraph 5 to the contrary, in no event shall the liability of any prospective seller under such indemnity be greater in amount than the amount of the proceeds received by such seller upon the sale of its Registrable Securities in the offering to which the Losses relate. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent or participating or controlling Person and shall survive the transfer of such securities by such prospective seller.

     (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in subparagraph (a) or (b) of this paragraph 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this paragraph 5, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof (such assumption to constitute its acknowledgment of its agreement to indemnify the indemnified party with respect to such matters), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal fees or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, such indemnified party shall be entitled to separate counsel at the expense of the indemnifying party; and provided, further, that, unless there exists a conflict of interest among indemnified parties, all indemnified parties in respect of such claim shall be entitled to only one counsel or firm of counsel for all such indemnified parties. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties in respect of such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one additional counsel or firm of counsel for such indemnified parties. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all Losses in respect of such claim or litigation or (ii) would impose injunctive relief on such indemnified party. No indemnifying party shall be subject to any Losses for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (d) Other Indemnification. The provisions of this paragraph 5 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

         (e) Indemnification Payments. The indemnification required by this paragraph 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as and when bills are received or Losses are incurred.

         (f) Contribution. If for any reason the foregoing indemnity and reimbursement is unavailable or is insufficient to hold harmless an indemnified party under subparagraph (a) or (b) of this paragraph 5, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Loss (or actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this subparagraph (f) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this subparagraph (f) to contribute any amount in excess of the amount by which the net proceeds received such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


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